UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Effective August 19, 2009, Enable Holdings, Inc. (the “Company”) received extensions from certain accredited investors (the “Investors”) who previously made total commitments for an aggregate of $2,450,000 90-day loans in the form of 18% Senior Secured Debentures on October 14, 2008, October 31, 2008, and November 21, 2008, and who have previously entered into a Debenture Modification and Extension Agreement dated January 14, 2009, a Debenture Modification and Second Extension Agreement dated April 14, 2009 and a Debenture Modification and Third Extension dated July 14, 2009 (collectively, the “Loans”).  The Investors made such extensions pursuant to Debenture Modification and Fourth Extension Agreements which call for an extension of the Loans until September 15, 2009.

A form of the Debenture Modification and Fourth Extension Agreement is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Form of Debenture Modification and Fourth Extension Agreement dated August 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 19, 2009

ENABLE HOLDINGS, INC.

By:	/s/ Jeffrey D. Hoffman
Jeffrey D. Hoffman
Chief Executive Officer

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
August 19, 2009	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

10.1	Form of Debenture Modification and Fourth Extension Agreement dated August 19, 2009.